                                                                    Exhibit 21.1

List of Subsidiaries of NorthStar Realty Finance Corp. (expected as of October
31, 2004)

             SUBSIDIARY                          JURISDICTION OF INCORPORATION
                                                        OR ORGANIZATION

NorthStar Realty Finance Limited                  Delaware
Partnership
NRFC Sub-REIT Corp.                               Maryland

ALGM I Owners LLC                                 Delaware

1552 Lonsdale LLC                                 Delaware

729 Demi-Tasse LLC                                Delaware

ALGM Leasehold II LLC                             Delaware

ALGM Leasehold III LLC                            Delaware

ALGM Leasehold VI LLC                             Delaware

ALGM Leasehold VIII LLC                           Delaware

ALGM Leasehold IX LLC                             Delaware

ALGM Leasehold X LLC                              Delaware

NorthStar Funding Managing Member LLC             Delaware

NorthStar Funding Management LLC                  Delaware

NorthStar Funding Investor Member LLC             Delaware

NS Advisors LLC                                   Delaware

NS CDO Holdings I, LLC                            Delaware

N-Star Real Estate CDO I Ltd.                     Cayman Islands

NS CDO Holdings II, LLC                           Delaware

N-Star Real Estate CDO II Ltd.                    Cayman Islands